Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
 ALPS Series Trust:

We consent to the use of our report dated November 24, 2015, with respect to the financial statements and financial highlights of Clarkston Partners Fund (a series of ALPS Series Trust) incorporated by reference herein and to the reference to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

KPMG LLP

Denver, Colorado
 April 25, 2016